Exhibit 21
FAIRPOINT COMMUNICATIONS, INC.
(formerly known as MJD Communications, Inc.)
SUBSIDIARIES

Name	Jurisdiction of Incorporation

ST Enterprises, Ltd.	Kansas
FairPoint Vermont, Inc.	Delaware
ST Long Distance, Inc.	Delaware
Sunflower Telephone Company, Inc.	Kansas
Northland Telephone Company of Maine, Inc.	Maine
MJD Ventures, Inc.	Delaware
GTC Communications, Inc. (f/k/a TPG Communications, Inc.)	Delaware
St. Joe Communications, Inc.	Florida
GTC, Inc.	Florida
Fremont Telcom Co.	Idaho
Fretel Communications, LLC	Idaho
C-R Communications, Inc.	Illinois
C-R Telephone Company	Illinois
C-R Long Distance, Inc.	Illinois
Community Service Telephone Co.	Maine
Sidney Telephone Company	Maine
Utilities, Inc.	Maine
China Telephone Company	Maine
Maine Telephone Company	Maine
Standish Telephone Company	Maine
UI Long Distance, Inc.	Maine
Berkshire Telephone Corporation	New York
Berkshire Cable Corp.	New York
Berkshire Cellular, Inc.	New York
Berkshire New York Access, Inc.	New York
Chautauqua and Erie Telephone Corporation	New York
Chautauqua & Erie Communications, Inc.
(d/b/a C& E Teleadvantage)	New York
C & E Communications, Ltd.	New York
Taconic Telephone Corp.	New York
Taconic Technology Corp.	New York
Taconic TelCom Corp.	New York
The Columbus Grove Telephone Company	Ohio
Quality One Technologies, Inc.	Ohio
The Germantown Independent Telephone Company	Ohio
Germantown Long Distance Company	Ohio
The Orwell Telephone Company	Ohio
Orwell Communications, Inc.	Ohio

Name	Jurisdiction of Incorporation

Chouteau Telephone Company	Oklahoma
Bentleyville Communications Corporation	Pennsylvania
BE Mobile Communications, Incorporated	Pennsylvania
Marianna and Scenery Hill Telephone Company	Pennsylvania
Marianna Tel, Inc.	Pennsylvania
Peoples Mutual Telephone Company	Virginia
Peoples Mutual Long Distance Company	Virginia
Comerco, Inc.	Washington
YCOM Networks, Inc.	Washington
Ellensburg Telephone Company	Washington
Elltel Long Distance Corp.	Delaware
MJD Services Corp.	Delaware
Big Sandy Telecom, Inc.	Delaware
Bluestem Telephone Company	Delaware
Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)	Delaware
Odin Telephone Exchange, Inc.	Illinois
Ravenswood Communications, Inc.	Illinois
El Paso Long Distance Company	Illinois
The El Paso Telephone Company	Illinois
FairPoint Communications Missouri, Inc.	Missouri
Unite Communications Systems, Inc.	Missouri
ExOp of Missouri, Inc.	Missouri
FairPoint Carrier Services, Inc.	Delaware
(f/k/a FairPoint Communications Solutions Corp., f/k/a FairPoint Communications Corp.)
FairPoint Broadband, Inc.	Delaware
Northern New England Telephone Operations LLC	Delaware
Telephone Operating Company of Vermont LLC	Delaware
Enhanced Communications of Northern New England Inc.	Delaware
FairPoint Logistics, Inc. (f/k/a MJD Capital Corp.)	South Dakota
FairPoint Business Services LLC	Delaware